Exhibit 99.1

Corgenix Medical Corporation

Annual Shareholder Meeting

January 18, 2008

PowerPoint Presentation

Slide 1 — Title Slide

Annual Meeting of the Shareholders
January 18, 2011

Slide 2 — Agenda

•                  Review of Corporate Goals

•                  Review of Fiscal Year 2010

•                  Financials

•                  Key Events, Achievements and Disappointments

•                  Fiscal Year 2011 Goals

•                  Review of Fiscal Year 2011 Year-to-Date Results

•                  Financials

•                  Key Events, Achievements and Disappointments

•                  Plan for 2012-2014

Slide 3 — Corporate Goals

•                  Financial Strength

•                  Consistent Growth in Revenues and Profitability

•                  Broaden Product Base

•                  Improve Shareholder Liquidity

•                  Enhanced Product Quality and Regulatory Compliance

•                  New Customers and Strategic Partners

Slide 4 — FY 2009, 2010 and FY 2011 YTD Summary Statements of Operations

	FY 2011		FY 2010	FY 2009
	3-mo	3-mo
	ended	ended	FY ended	FY ended
	9/30/10	9/30/09	6/30/10	6/30/09
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Sales	$1,978	$2,045	$8,258	$8,064
Gross Profit	$1,105	$1,116	$4,644	$4,482
Operating Expenses	$1,345	$1,032	$4,316	$4,831
Operating Income (Loss)	$(240)	$84	$328	$(349)
Net Income (Loss)	$(348)	$(7)	$2	$(1,571)

Slide 5 - FY 2009, 2010 and FY 2011 Summary Balance Sheets

	At September 30, 2010	At June 30, 2010	At June 30, 2009
	(Unaudited)	(Audited)	(Audited)
Cash	$1,389	$494	$785
Working Capital	$2,996	$2,146	$2,013
Long Term Debt	$457	$485	$744
Stockholder’s Equity	$4,040	$3,157	$3,113

Slide 6 — FY 2010 — Key Events of the Year

•                  October 2009

•                  Secured new credit facility of $1.75 million

•                  AMA established  new reimbursement code (CPT) for Aspirin Works

•                  December 2009

•                  Supply agreement established with BG Medicine for their Galectin-3 ELISA product

•                  February 2010

•                  Corgenix and Tulane announce award of 3rd Lassa fever grant totaling $15.2 million — further enhances IVD program but also moves us into vaccines and therapeutics

•                  March 2010

•                  Announcement of launch of line of antiphospholipid products for automated systems

•                  June 2010

•                  Announced new European AtherOx patents bringing the total number of AtherOx patents issued to sis (6)

•                  Announced new US patent for AspirinWorks — patent on monoclonal antibody significantly strengthens company proprietary position

Slide 7 — FY 2010 Accomplishments

•                  Reached level of net profitability

•                  Demonstrated top line growth despite the lingering difficult market conditions

•                  Improvement in Cost of Goods Sold %

•                  10.7% reduction in operating expenses

•                  Operating income increased $650,000

•                  Interest expense decreased almost $1 million

•                  EBITDA doubled to $816,000

•                  Strengthened our patent position

•                  Major advancement in several important strategic programs

•                  Expanded international distribution network

•                  Prepared for ELITech alliance

Slide 8 — FY 2010 Disappointments

•                  Inability to break out of low $8 million revenue range

•                  AspirinWorks business growing but slower than original expectations

Slide 9 — FY 2011 Goals

•                  Generate more significant revenue growth

•                  Maintain improvement in operating income, EBITDA, and overall financial strength

•                  Continue building foundation of market for AspirinWorks and generate meaningful revenue

•                  Advance science of AtherOx and prepare for next FDA 510(k) filing

•                  Continue progress of viral program and launch first products

•                  Enhance contract manufacturing business with new strategic alliances

Slide 10 — FY 2011 YTD Key Events of the Year

•                  July 2010

•                  Announced the new affiliation with the ELITech Group

•                  January 2011

•                  US reimbursement rate of AspirinWorks increased by 28%

Slide 11 - FY 2011 YTD Accomplishments

•                  Completion and implementation of agreements with ELITech with minimal hiccups

•                  New investment capital (1st and 2nd tranches) closed

•                  Transfer of international distribution responsibilities

•                  Initiated development of new products

•                  Investigating long term collaboration opportunities

•                  Wind-down of Corgenix UK office

•                  AspirinWorks growth is beginning to ramp up

•                  Achieved increase in US reimbursement of AspirinWorks which will add additional energy to growth

•                  Q-1 demonstrated net profit (excluding UK exit costs)

Slide 12 — FY 2011 YTD Disappointments

•                  Restructuring consuming meaningful amount of management time and focus

•                  Slight dip in revenues in Q-1

Slide 13 — Plan for FY 2012-2014

•                  Return to double digit revenue growth via accelerated growth rate from new products and new distribution

•                  Expand contract manufacturing business with new strategic partners

•                  Achieve positive and continuously improving operating income and EBITDA

•                  Enhance shareholder value

•                  Build on strategic partnerships

•                  Maintain superior quality system to ensure full regulatory compliance

•                  Expand delivery technology capabilities